EXHIBIT 99.1

Vertex Energy Reports a 115% Increase in Net Income for Fiscal 2013 Compared to 2012

Revenue Increases 20% with a 67% increase in Gross Profit

—Conference Call March 25th at 10:00 A.M. EDT—

HOUSTON--(BUSINESS WIRE)-- Vertex Energy, Inc. (NASDAQ:VTNR), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, announced today its financial results for the fourth quarter and full year ended December 31, 2013.

Financial highlights for the year include:

•	Revenue increased 20% to $162 million for the year ended 2013 compared with $135 million in 2012;

•	Gross profit increased to $16.34 million, a 67% increase over the $9.79 million reported in 2012; and

•	Net income increased 115% to $7.88 million for 2013 compared to 2012 net income of $3.66 million.

Benjamin P. Cowart, Chief Executive Officer of Vertex Energy said, “2013 was a positive year for us in terms of revenue, gross profit, net income and volume growth. We have now fully integrated the acquisition we completed near the end of 2012 and have continued to grow our business both organically and through additional acquisitions.”

“We are optimistic regarding our business as we continue to execute on our regional build-out strategy with the announced acquisition of Omega Holdings Company.” Mr. Cowart added, “We are now well positioned in the Gulf Coast as well as the western U.S. to expand our collection efforts to supply our increased processing capacity. We are also pleased with the growth in our Vertex Recovery business which has increased our overall capabilities to service the recovery needs of our generator customer base.”

Mr. Cowart continued, “There are significant changes taking place in our industry right now and we feel that we are very well positioned to capitalize on these changes.” Mr. Cowart concluded, “We are hopeful that our continued growth, recent acquisitions and industry opportunities will continue to raise the profile of Vertex Energy in 2014 and beyond.”

CONFERENCE CALL

As previously announced, management of Vertex Energy will host a conference call today at 10:00 a.m. EDT. Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S. International callers may telephone 201-689-8261, approximately 15 minutes before the call. A webcast will also be available at: www.vertexenergy.com

A digital replay will be available by telephone approximately two hours after the completion of the call until April 11, 2014, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, and using the Conference ID #13576864.

Three Months Ended December 31, 2013

Revenues	$46,770,402

Cost of Revenues	41,340,555

Gross Profit	5,429,847

Reduction of contingent liability	(388,750)

Selling, general and administrative expenses	4,359,857

Acquisition related expenses	17,150

Total selling, general and administrative expenses	3,988,257

Income from operations	1,441,590

Other income (expense)
Other income	4,809
Other expense	(9,838)
Interest expense	(108,327)
Total other income (expense)	(113,356)

Income before income taxes	1,328,234

Income tax benefit	1,678,539

Net income before non-controlling interest	3,006,773

Non-controlling interest	(431,962)

Net income	$2,574,811

Year Ended December 31, 2013
Revenues	$161,967,252

Cost of revenues	145,628,215

Gross profit	16,339,037

Reduction of contingent liability	(2,238,750)

Selling, general and administrative expenses (exclusive of merger related expenses)	11,472,842

Merger related expenses	53,742

Total selling, general and administrative expenses	9,287,834

Income (loss) from operations	7,051,203

Other Income (expense)
Other Income	37,696
Other expense	(54,513)
Interest expense	(422,954)
Total other income (expense)	(439,771)

Income (loss) before income tax	6,611,432

Income tax (expense) benefit	1,700,000

Income before non-controlling interest	8,311,432

Non-controlling interest	(431,962)

$7,879,470

VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEET

December 31, 2013

ASSETS

Current assets
Cash and cash equivalents	$2,678,628
Accounts receivable, net	11,714,813
Inventory	8,540,459
Prepaid expenses	1,161,721
Total current assets	24,095,621

Noncurrent assets

Fixed assets, net	15,091,176
Intangible assets, net	15,172,816
Goodwill	4,502,743
Deferred tax assets	5,684,000
Total noncurrent assets	40,450,735

TOTAL ASSETS	$64,546,356

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$14,096,185
Current portion of long-term debt	1,956,847
Total current liabilities	16,053,032

Long-term liabilities
Long-term debt	6,558,851
Contingent consideration	3,220,250
Line of credit	—
Deferred tax liabilities	378,000
Total liabilities	26,210,133

Commitments and contingencies

STOCKHOLDERS’ EQUITY

Preferred stock, $0.001 par value per share:
50,000,000 shares authorized
Series A Convertible Preferred stock, $0.001 par value,
5,000,000 authorized and 1,319,002 and 1,512,891 issued
and outstanding at December 31, 2013 and December 31,
2012, respectively	1,319
Common stock, $0.001 par value per share;
750,000,000 shares authorized; 21,205,609 and 16,965,464
issued and outstanding at December 31, 2013 and
December 31, 2012, respectively	21,206
Additional paid-in capital	19,579,732
Retained earnings	17,542,004
Total Vertex Energy, Inc. stockholders' equity	37,144,261
Non-controlling interest	1,191,962
Total stockholders’ equity	38,336,223

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$64,546,356

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (NASDAQ:VTNR), is a leading environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Its primary focus is recycling used motor oil and other petroleum by-product streams. Vertex Energy purchases these streams from an established network of local and regional collectors and generators. The company also manages the transport, storage and delivery of the aggregated feedstock and product streams to end users, and manages the re-refining of a portion of its aggregated petroleum streams in order to sell them as higher-value end products. Vertex Energy sells its aggregated petroleum streams as feedstock to other re-refineries and fuel blenders or as replacement fuel for use in industrial burners. The re-refining of used motor oil that Vertex Energy manages takes place at Vertex Energy’s facility, uses a proprietary Thermal Chemical Extraction Process ("TCEP") technology. Based in Houston, Texas, Vertex Energy also has offices in Georgia and California. More information on the company can be found at www.vertexenergy.com.

This press release may contain forward-looking statements, including information about management's view of Vertex Energy's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy's future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Contacts

Vertex Energy, Inc.
Matthew Lieb, 310-894-6194
Chief Operating Officer
or
Porter, LeVay & Rose, Inc.
Marlon Nurse, 212-564-4700
SVP – Investor Relations